BAY AREA BANCSHARES
1996

                                           STOCK APPRECIATION RIGHTS PLAN


1.       PURPOSE

     (a) The purpose of this Stock Appreciation Rights ("Plan") is to provide a means whereby full-time employees of Bay Area Bancshares ("Corporation"), or of other corporations which are or may hereafter become subsidiaries of the Corporation (Subsidiaries"), including Bay Area Bank ("Bank"), may be given an opportunity to participate in the appreciation in the value of the Corporation's common stock ("Common Stock").

     (b) The Plan is intended to advance the profits and prosperity of the Corporation and the Subsidiaries by enabling the Corporation and the Subsidiaries to secure and retain the services of highly qualified employees, by providing such employees with an additional incentive to make every effort to enhance the success of the Corporation and the Subsidiaries, and by providing a means whereby employees may be compensated for significant contributions to the success of the Corporation and the Subsidiaries.

2.       STOCK APPRECIATION RIGHTS AVAILABLE

     (a) Subject to adjustment as provided in Section 6(i) hereof, the maximum number of units for which Stock Appreciation Rights ("SARs") may be awarded to participants under the Plan is 200,000 units.

     (b) Any or all of the SARs subject to the Plan may be allocated to one or more Subsidiaries, including the Bank, in which case the award of such SARs to eligible employees of such Subsidiary shall be subject to approval of the Board of Directors of such Subsidiary and shall be payable by such Subsidiary when exercised.

3.       ADMINISTRATION

(a) The Plan shall be administered by the Board of Directors of the Corporation ("Board") or by a Committee of the Board ("Committee") to which the Board delegates such administration. If the administration is delegated to a Committee, the Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan and with respect to the extent of that participation. The Board of Directors (or the Executive Committee of the Board of Directors) of any Subsidiary may submit a recommendation to the Board of Directors of the Corporation (or its delegated Committee) for SARs to be awarded to an eligible employee of such Subsidiary.

     (b) In administering the terms of the Plan as they apply to any participant who is also a director, the vote of such director shall not be counted in determining the vote required in connection with the award of SARs to such director or in connection with any other determination with respect to SARs awarded to such director. Minutes of the meetings of the Board with respect to the award of SARs and the administration of the Plan shall be kept as minutes of any other meeting, and the names of the directors who vote or who abstain from voting shall be noted therein.

         (c) The Board shall have plenary authority in its discretion to determine the employees of the Corporation and/or the Subsidiaries who are within that class set forth herein as participants, to whom SARs shall be awarded, the number of SAR units to be awarded, the time or times at which any SAR shall be awarded or exercisable, to interpret the Plan, and to prescribe, amend, and rescind rules and regulations relating to it. All questions of interpretation and application of the Plan and of any SARs awarded under it shall be determined by the Board and such determination shall be final and binding upon all persons. No member of the Board shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner and to the extent permitted by applicable law.

4.       PARTICIPANTS

         All full-time employees of the Corporation and the Subsidiaries shall be eligible to be awarded SARs under the Plan, as and when selected by the Board ("Participants"). SARs may be awarded by the Board at any time and from time to time to new Participants, or to then Participants.

5.       AWARD OF STOCK APPRECIATION RIGHTS

         SARs may be awarded under the Plan from time to time, but not after June 30, 2006. In making any determination as to the employees of the Corporation and/or the Subsidiaries to whom SARs shall be awarded and as to the number SAR units awarded, the Board shall take into account the duties of the respective Participants, their present and potential contributions to the success of the Corporation or the Subsidiaries, and such other factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan.

6.       TERMS AND CONDITIONS OF SARS

         SARs awarded pursuant to the Plan shall be evidenced by SARs agreements in such form, not inconsistent with the Plan, as the Board shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions:


     (a) Base Price. Each SARs agreement shall state the total number of units to which it pertains and the Base Price per unit applicable to the SARs awarded. The Base Price shall be established in its discretion by the Board. The Base Price may be lower than, may be higher than, or may be based on the fair market value of the shares of Common Stock of the Corporation at the time of the award of the SARs. Unless otherwise set by the Board at the time of an award, the Base Price shall be seventy five percent (75%) of the fair market value of the shares of Common Stock of the Corporation.

     (b) Amount of Appreciation. Each SAR unit shall entitle a Participant to the following amount of appreciation: the excess of the fair market value of a share of Common Stock of the Corporation on the exercise date over the Base Price. The total appreciation available to a Participant from any exercise of SARs shall be equal to the number of units of SARs being exercised, multiplied by the amount of appreciation per unit as determined above.

     (c) Fair Market Value. For purposes of the Plan, the fair market value of the shares of Common Stock of the Corporation shall be established by the Board by use of any reasonable valuation method, taking into consideration prices at which shares of the Corporation's Common Stock have recently traded, the number of shares traded and other relevant factors as determined by the Board. Unless otherwise determined by the Board at the time of an award, the fair market value of the shares of Common Stock of the Corporation shall be the weighted average price of the shares traded during the prior ninety (90) days.

         (d) Term of SARs. Each SAR awarded under the Plan shall expire not more than ten (10) years from the date the SAR is awarded. Any unit of SAR awarded, but not exercised prior to termination shall be terminated and returned to the number of units available to be awarded under the Plan.

         (e) Exercise of SARs. Each unit of SAR may be exercised upon such terms and conditions as the Board shall determine; provided, however, that if any SAR is not fully exercisable at the time it is awarded, such SAR shall become fully exercisable within five (5) years from the date it is awarded, at a rate of at least 20% per year following the date of award. Installments shall be cumulative.

         (f) Manner of Exercise. To the extent that the right to exercise SARs has accrued hereunder, SARs may be exercised from time to time by written notice to the Corporation stating the number of units with respect to which the SAR is being exercised. The Board may require that a partial exercise of SARs be for no less than one hundred (100) units.

         (g) Non-Assignability of SARs. No SAR shall be assignable or transferable otherwise than by will or the laws of descent and distribution. During the life of a Participant, a SAR shall be exercisable only by the Participant.

              (a)  Termination of Employment.

              (1) In the event that a Participant is no longer an employee of the Corporation or one of the Subsidiaries for any reason, his or her SAR shall terminate immediately; provided, however, that the Participant shall have the right, subject to the provisions of Section 6(d) hereof with respect to the maximum term of the SAR, to exercise the SAR, at any time within three (3) months from the day he or she ceases to be an employee to the extent that he or she was entitled to exercise the same immediately prior to such day, except as provided below. Whether an authorized leave of absence on military or government service or for other reasons shall constitute a termination of employment or service as a director or consultant for purposes of the Plan shall be determined by the Board, and such determination of the Board shall be final and conclusive.

                  (2) In the case of a Participant who is disabled, the three (3) month period specified in Subsection (h)(1) shall be six (6) months.

                  (3) If a Participant shall die while an employee, or within not more than three (3) months from the date when he or she ceases to be an employee, his or her estate, personal representative, or beneficiary shall have the right, subject to the provisions of Section 6(d) hereof, to exercise his or her SARs, at any time within six (6) months from the date of death, to the extent that he or she was entitled to exercise the same immediately prior to death.

                      (i) Adjustments or Changes in Stock; Change in Control.

              (1) In the event that the outstanding shares of Common Stock of the Corporation are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, dividend payable in common stock, or acquisition, or any similar transaction, in which the Corporation receives no additional consideration other than shares or other securities, appropriate adjustment shall be made by the Board in the number of SARs units which may be awarded under the Plan. In addition, the Board shall make appropriate adjustment in the Base Price for unexercised SARs awarded under the Plan so that Participants' total appreciation to date shall be maintained as before the occurrence of such event.

                  (2) In the event of a dissolution or liquidation of the Corporation, a merger, consolidation, acquisition, or other reorganization involving the Corporation or a principal subsidiary, in which the Corporation or such principal subsidiary is not the surviving or resulting corporation, or a sale by the Corporation or by a principal subsidiary of all or substantially all of its assets, the Board shall cause the termination of all SARs outstanding hereunder as of the effective date of such transaction, provided, however, that advance notice of the expected effective date of such transaction shall be given to each Participant, to the extent practicable, and each Participant shall have the right to exercise his or her SARs until the date of such termination as to all or any part of the SARs which is at that time exercisable.

7.   RIGHTS AS A SHAREHOLDER

         The Participant shall have no rights as a shareholder with respect to any shares of Common Stock of the Corporation by virtue of participation in the Plan. No adjustment shall be made for dividends or other rights, except as otherwise provided in Section 6(i) hereof.

8.       WITHHOLDING TAXES

         Whenever the Corporation or a Subsidiary proposes or is required to make payment to a Participant as a result of an exercise of SARs under the Plan, the Corporation or applicable Subsidiary shall have the right to withhold amounts sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the payment of the balance of the amount to the Participant

9.       EFFECTIVE DATE AND TERMINATION OF PLAN

         The Plan shall become effective, and SARs may be awarded and exercised hereunder, upon approval of the Board of Directors of the Corporation. The Plan shall terminate on June 30, 2006, and no further SARs may be awarded thereafter under the Plan. Termination of the Plan shall not, without the written consent of the Participant, alter or impair any of the rights or obligations under any SAR theretofore awarded under the Plan.

10.      AMENDMENTS

         The Board may terminate the Plan at any time and from time to time modify or amend the Plan in such respects as it shall deem advisable, or to conform to any requirements of the laws and regulations relating to the Corporation or in any other respect.

11.      RIGHT TO TERMINATE EMPLOYMENT
         Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Corporation or any of the Subsidiaries or effect any right which the Corporation or any of the Subsidiaries may have to terminate the employment of such Participant.

         BAY AREA BANK

                                        STOCK APPRECIATION RIGHT AGREEMENT


                  THIS STOCK APPRECIATION RIGHT AGREEMENT  ("Agreement") is made as of the day of , 19 , by and between Bay Area Bank, a California state-chartered banking corporation ("Bank"),
and                                ("Participant").

                                                      RECITAL
                  The Board of Directors (the "Board") of the Bay Area Bancshares (the "Corporation") and the Board of Directors of Bank, pursuant to the Bay Area Bancshares 1996 Stock Appreciation Right Plan ("Plan"), has determined to grant to Participant, pursuant to the Plan and as an incentive for increased efforts during his or her service in the employ of Bank, a stock appreciation right on the terms and conditions set forth below.

                  NOW, THEREFORE, the parties agree as follows:

1. Grant of Stock Appreciation Rights. The Corporation hereby grants and the Bank hereby approves and joins in granting to Participant, under and pursuant to the Plan, a stock appreciation right ("SAR"), on the terms and conditions hereinafter set forth, for an aggregate of (_____) units.

2. Exercise. The SAR may be exercised [EITHER: at any time, in whole or in part, during the term hereof, as provided in Section 4 herein. OR: during the term hereof, as provided in Section 4 below, upon such terms and conditions as the Board shall determine; provided, however, that describe vesting schedule determined by Board . CONTINUE IN EITHER CASE] The SAR shall be exercisable only when the fair market value of a share of common stock ("Common Stock") of the Corporation, determined as provided in subsection 6(c) of the Plan, exceeds the base price of the SAR specified in Section 3 below.

3. Base Price. The base price per unit upon exercise of the SAR shall be $__________ per share.

4. Term of SAR. The term of this Agreement and the SAR shall commence on the date hereof, and expire ten (10) years from the date hereof, that is, at 5:00 p.m. Pacific Time, on , , or at such earlier time as provided herein.

    5.       Manner of Exercise of SARs.

              (a) Exercise by Notice. To the extent the right to exercise the SAR has vested under this Agreement, the SAR may be exercised from time to time by written notice to the Bank stating the number of units with respect to which the SAR is being exercised. A partial exercise shall be for no less than one hundred (100) units. The date the Bank receives such notice shall be the Exercise Date. Within fifteen (15) days after receipt of such notice, the Bank shall deliver to the person exercising such right a certified or official bank check in an amount determined as set forth in Subsection 5(b) below.

                  (b) Amount of Payment. The amount of payment to which Participant shall be entitled upon the exercise of the SAR shall be equal to 100% of the amount, if any, by which the fair market value of a share of Common Stock on the Exercise Date, determined as provided in subsection 6(c) of the Plan, exceeds the base price provided in this Agreement, times the number of units as to which the SAR is being exercised.

                  6. Non-Assignability of SAR Rights. During Participant's lifetime, the SAR may be exercised only by Participant, and the SAR is non-assignable, except by will or comparable testamentary instrument, or by the laws of descent and distribution. In the event of any attachment, execution, or similar process upon the SAR, the Bank shall, as soon as practicable, notify Participant of such process and, if Participant does not within a reasonable time (but not to exceed sixty (60) days) obtain an appropriate release of the SAR from such process, the Bank may exercise its right to terminate the SAR by notice to Participant. The SAR shall thereupon become null and void.

              7.  Termination of Employment.

              (a) In the event that Participant is no longer an employee of the Bank or any subsidiary of the Bank for any reason, the SAR shall terminate immediately; provided, however, that Participant shall have the right, subject to the provisions of Section 4 hereof with respect to the maximum term of the SAR, to exercise the SAR, at any time within three (3) months from the day he or she ceases to be an employee to the extent that he or she was entitled to exercise the same immediately prior to such day, except as provided below. Whether an authorized leave of absence on military or government service or for other reasons shall constitute a termination of employment or service as a director or consultant for purposes of the Plan shall be determined by the Board, and such determination of the Board shall be final and conclusive.

(b) If Participant becomes disabled, the three (3) month period specified in Subsection 7(a) shall be six (6) months.

(c) If  Participant  shall die while an employee,  or within not more than three
(3) months from the date when he or she ceases to be an employee, his or her estate, personal representative, or beneficiary shall have the right, subject to the provisions of Section 4 hereof, to exercise the SARs, at any time within six
(6) months from the date of death, to the extent that he or she was entitled to exercise the same immediately prior to death.

8. Adjustments or Changes in Stock; Dissolution or Acquisition.

              (a) In the event that the outstanding shares of common stock of the Corporation are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, dividend payable in common stock, or acquisition, or any similar transaction, in which the Corporation receives no additional consideration other than shares or other securities, appropriate adjustment shall be made by the Board under the Plan in the number of units as to which the SAR or portion thereof then unexercised shall be exercisable, with a corresponding adjustment, if necessary, in the base price, so that Participant's total appreciation immediately after such event and adjustment with respect to the unexercised portion of the SAR shall be maintained as before the occurrence of such event and adjustment.

                  (b) In the event of a dissolution or liquidation of the Corporation, a merger, consolidation, acquisition, or other reorganization involving the Corporation or a principal subsidiary, in which the Corporation or such principal subsidiary is not the surviving or resulting corporation, or a sale by the Corporation or by a principal subsidiary of all or substantially all of its assets, the Board shall cause the termination of the SAR as of the effective date of such transaction, provided, however, that advance notice of the expected effective date of such transaction shall be given to Participant, to the extent practicable, and Participant shall have the right to exercise the SAR until the date of such termination as to all or any part of the SAR which is at that time exercisable.

                  9. Rights as a Shareholder. Participant shall have no rights as a shareholder with respect to any shares of common stock of the Corporation. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as otherwise provided in
Section 8 herein.

                  10. Withholding Taxes. Whenever the Bank proposes or is required to make a payment under this Agreement, the Bank shall have the right to withhold an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the payment of the balance of the amount to Participant.

11. No Obligation to Exercise. The granting of the SAR hereunder shall impose no obligation upon Participant to exercise the SAR as to the shares or any portion thereof covered thereby.
                  12. Incorporation of Bay Area Bancshares 1996 Stock Appreciation Plan. This SAR is granted by the Corporation and the Bank pursuant to the Plan, adopted by the Board of the Corporation. The parties hereby agree that the terms and conditions of the Plan, as now in effect, shall by this reference be incorporated in this Agreement as though set forth in full. Participant acknowledges receipt of a copy of the Plan. A copy of the Plan shall also be maintained at the principal office of the Corporation and made available to Participant for inspection during the business hours of the Corporation. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, then the provisions of the Plan shall be controlling.

                  13. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the address indicated on the signature page of this Agreement for such party, or such other address as one may communicate to the other in writing.

14. Waiver of Breach. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any such party.

15. Assignment. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their successors and assigns, except that the right to exercise the SAR herein provided for shall not be assignable except to the extent set forth in Section 6 hereof.

16. Arbitration. The parties shall submit all disputes relating to this Agreement (whether contract, tort or both) to binding arbitration, in accordance with California Code of Civil Procedure sections 1280 through 1294.2 in the County of San Mateo, California. Either party may enforce the award of the arbitrator under Section 1285 of the Code. The parties understand that they are waiving their rights to a jury trial.

17. Entire Agreement. This instrument contains the entire Agreement of the parties. It may not be changed orally, but only by agreement in writing signed by the parties against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

18. Right to Terminate Employment. Nothing in the Plan or this Agreement shall confer upon Participant the right to continue in the employment of the Bank or any of the Subsidiaries or effect any right which the Bank or any of the Subsidiaries may have to terminate the employment of Participant.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day of , 19 .
BAY AREA BANCSHARES,                BAY AREA BANK
a California corporation                    a California state-chartered bank
900 Veterans Blvd.                                   900 Veterans Blvd.
Redwood City, CA   94063                    Redwood City, CA  94063



By                                                            By

Its                                                           Its




                                                     [Name of Participant]


                                                     [Address of Participant]



                                                     -----------------
                                                     [Signature of Participant]

AMENDMENT NO. 1
TO
BAY AREA BANCSHARES
1996 STOCK APPRECIATION RIGHTS PLAN


         THIS AMENDMENT NO. 1 to the Bay Area Bancshares 1996 Stock Appreciation Rights Plan ("Plan") is adopted by the Board of Directors of Bay Area Bancshares (the "Corporation") with reference to the following:

                                                     RECITALS

A. The Board of Directors of the Corporation previously adopted and approved the Plan, which is currently outstanding and effective.

B. The Board of Directors of the Corporation desires to amend the Plan to provide that Stock Appreciation Rights ("SARs") will partially vest upon a change in control of the Corporation.

         THEREFORE, the Plan is hereby amended as follows:

         1.       Subsection 6 (i) is amended to read in full as follows:


          (i) Adjustments or Changes in Stock; Reorganization, or Change in Control.


              (1) In the event that the outstanding shares of Common Stock of the Corporation are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, dividend payable in common stock, or acquisition, or any similar transaction, in which the Corporation receives no additional consideration other than shares or other securities, appropriate adjustment shall be made by the Board in the number of SARs units which may be awarded under the Plan. In addition, the Board shall make appropriate adjustment in the Base Price for unexercised SARs awarded under the Plan so that Participants' total appreciation to date shall be maintained as before the occurrence of such event.

                  (2) In the event of a dissolution or liquidation of the Corporation; a merger, consolidation, acquisition, or other reorganization involving the Corporation or a principal subsidiary, in which the Corporation or such principal subsidiary is not the surviving or resulting corporation; or a sale by the Corporation or by a principal subsidiary of all or substantially all of its assets, the Board shall cause the termination of all SARs outstanding hereunder as of the effective date of such transaction, provided, however, that advance notice of the expected effective date of such transaction shall be given to each Participant, to the extent practicable, and each Participant shall have the right to exercise his or her SARs from the date of such notice until the date of such termination, as to all or any part of the SARs which is at that time exercisable plus 50% of the unexercisable portion of the SARs.

                  (3) In the event of a change in control in which the Corporation or a principal subsidiary survives or results from the transaction, 50% of all unexercisable SARs shall vest and become exercisable on the effective date of such change in control. Provided the Participant remains eligible, subsequent vesting installments shall continue at the same rate that such SAR would have vested prior to such event, with the effect that the accelerated portion of such SAR shall be the portion that would have vested last in time. For purposes of this subparagraph, "change in control" is defined as a merger, acquisition or change in control that requires notice to or approval of State or Federal banking regulators.

 2.   Except as amended herein, the Plan shall remain in full force and effect.